Exhibit 10.11 ex1011amerimetroinchsrtechin.htm Ameri Metro Inc./HSR Tech Inc. Licensing of Intellectual Property Agreement EX 10.11

Exhibit 10.11

Ameri Metro Inc. / HSR Tech Inc. Licensing of Intellectual Property Agreement

This exhibit is in PDF format.